Exhibit 11.1
                        COMPUTATION OF PER SHARE EARNINGS
           (US dollars in thousands, except share and per share data)


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
                                                   Year ended       Two months ended      Year ended        Year ended
                                                   December 31,        December 31,       October 31,       October 31,
                                                       1999                1998              1998               1997
                                                  -------------     ----------------     -------------     -------------

Basic earnings per share:
   Net income                                     $      17,055     $          5,819     $      51,256     $     29,586
                                                     ==========           ==========        ==========       ==========
   Weighted average number of
     shares outstanding                              18,144,179           18,883,455        20,239,790       20,761,020
                                                     ----------           ----------        ----------       ----------

   Net earnings per share                         $        0.94     $           0.31     $        2.53     $       1.43
                                                     ==========           ==========        ==========       ==========

Diluted earnings per share:

     Net income                                   $      17,055     $          5,819     $      51,256     $     29,586
                                                     ==========           ==========        ==========       ==========

     Weighted average number of
       shares outstanding                            18,144,179           18,883,455        20,239,790       20,761,020
                                                     ----------           ----------        ----------       ----------

     Assuming conversion of
       stock options under
       the employment agreement
       and Stock Option Plan                            835,170            1,211,034         1,248,574          874,906
                                                     ----------           ----------        ----------       ----------

     Weighted average number of
       shares and dilutive
       potential common stock
       outstanding after considering
       effects of stock option                       18,979,349           20,094,489         21,488,364      21,635,926
                                                     ----------           ----------         ----------      ----------

     Net earnings per share and
        dilutive potential
        common stock                                 $     0.90           $     0.29        $     2.39       $     1.37
                                                     ==========           ==========        ==========       ==========

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